UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure.

On April 17, 2012, ACCO Brands Corporation (the “Company”) announced its plan to conduct a private offering, subject to market and other conditions, of $500 million of senior notes due 2020 (the “Notes”).   A copy of the press release announcing the Company’s offering of Notes is furnished herewith as Exhibit 99.1 to this Form 8-K.

The Notes referred to in this Form 8-K have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from  registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.  This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The information contained in and furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section.  Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, unless specifically incorporated by reference therein.  This report will not be deemed a determination or an admission as to the materiality of any information in or furnished under this Item 7.01 that is required to be disclosed solely by Regulation FD.  The information in and furnished under Item 7.01 of this report may be accurate only as of the date hereof and is subject to change.  The Company does not assume any obligation to update the information furnished with this report.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1 – Press Release dated April 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: April 17, 2012	By:	/s/Neal V. Fenwick
		Name:	Neal V. Fenwick
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT

  99.1           Press release dated April 17, 2012